                                                                   Exhibit 4.3


                      TERAYON COMMUNICATION SYSTEMS, INC.

                  5% CONVERTIBLE SUBORDINATED NOTES DUE 2007


                              __________________

                              PURCHASE AGREEMENT
                              __________________

                                                                   July 20, 2000

Deutsche Bank Securities Inc.

Lehman Brothers, Inc.
c/o Deutsche Bank Securities Inc.
     1 South Street
     Baltimore, MD  21202

Ladies and Gentlemen:

          Terayon Communication Systems, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule I hereto (the "Initial Purchasers") $500,000,000 aggregate principal amount of its 5% convertible subordinated notes due 2007 (the "Firm Securities") and, at the election of the Initial Purchasers, up to an additional $75,000,000 aggregate principal 5% convertible subordinated notes due 2007 (the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively referred to as the "Securities," and are issuable pursuant to the provisions of an Indenture to be dated as of July 26, 2000 (the "Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"). The Securities will be convertible into shares (the "Underlying Securities") of common stock of the Company, par value $.001 per share (the "Common Stock").

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act"), in reliance upon exemptions therefrom.

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, each of the Securities (and each security issued in exchange therefor or in substitution thereof) shall have the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES
     ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND,
     ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET

     FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated July 7, 2000 (including the documents incorporated by reference therein, the "Preliminary Memorandum") and a final offering memorandum dated the date hereof (including the documents incorporated by reference therein, the "Final Memorandum" and, with the Preliminary Memorandum, collectively, the "Memorandum"), for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities.

          The purchasers of the Securities and the Underlying Securities and their direct and indirect transferees will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A (the
                                                              ---------
"Registration Rights Agreement"). This Agreement, the Securities, the Indenture and the Registration Rights Agreement are referred to herein as the "Operative Agreements."

          The Company hereby agrees with the Initial Purchasers as follows:

          1. The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto at a price
                                                    ----------
(the "Purchase Price") equal to 97.0% of their principal amount. Deutsche Bank Securities Inc. shall be the sole bookrunning manager for the offering and sale of the Securities.

          2. The Company agrees that, without the prior written consent of Deutsche Bank Securities Inc., it will not, during the period ending ninety (90) days after the date of the Final Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Company may without such consent
(A) issue and sell the Securities to be sold hereunder and issue the Underlying Securities upon conversion of the Securities, (B) grant options or issue and sell stock upon the exercise of outstanding stock options or otherwise pursuant to the Company's stock option or employee stock purchase plans, (C) issue Common Stock upon the exercise of warrants outstanding on the date hereof, or (D) beginning on the date that is 46 days after the date of the Final Memorandum, issue Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock as consideration for pending or future acquisitions or strategic partner transactions.

          3. The Company understands that the Initial Purchasers intend to offer the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable, and initially to offer the Securities upon the terms set forth in the Memorandum.

          The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Company the following representations and agreements:

          (i) it is an institutional "accredited Investor" as defined in Rule 501(a) under the Act;

          (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act ("Regulation D")) and
     (B) it will solicit offers for the Securities only from, and will offer the Securities only to, (1) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule

     144A under the Act or (2) non-U.S. persons (as defined in Regulation S under the Act) in compliance with Regulation S under the Act.

          4. Payment for the Firm Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchasers (which account shall be specified no later than noon the Business Day (as defined below) prior to the First Closing Date (as defined below)), on July 26, 2000, or on such other date as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "First Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

          Payment for the Firm Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of the Firm Securities of one or more global notes representing the Firm Securities (collectively, the "Firm Global Securities"), with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Firm Securities duly paid by the Company. The Firm Global Securities will be made available for inspection by the Initial Purchasers at the office of Deutsche Bank Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the First Closing Date.

          In addition, the Initial Purchasers may, upon written notice (the "Notice") from Deutsche Bank Securities Inc. given to the Company from time to time, but in any event not more than thirty (30) days subsequent to the date of this Agreement, purchase all or less than all of the Optional Securities at the Purchase Price plus imputed interest from the First Closing Date to the related Optional Closing Date (as defined below) at the rate per annum equal to the interest rate borne by the Securities. The Company agrees to sell to the Initial Purchasers the number of Optional Securities specified in such Notice and the Initial Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased, if at all, from the Company for the account of each Initial Purchaser in the same proportion as the amount of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto bears to the total amount of Securities
                    ----------
(subject to adjustment by Deutsche Bank Securities Inc. to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. Within thirty
(30) days subsequent to the date of this Agreement, the right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Deutsche Bank Securities Inc. to the Company.

          Payment for the Optional Securities on an Optional Closing Date shall be made by the Initial Purchasers by wire transfer to the account specified by the Company to the Initial Purchasers (which account shall be specified no later than noon the Business Day prior to the Optional Closing Date). The Optional Closing Date shall be determined by Deutsche Bank Securities Inc. and the Company, but not more than seven (7) full Business Days after Notice of the election to purchase the Optional Securities is given to the Company. Each time for the delivery of and payment for the Optional Securities is referred to herein as the

"Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being referred to, as applicable, as a "Closing Date").

          Payment for the Optional Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of the Optional Securities of one or more global notes representing the Optional Securities (collectively, the "Optional Global Securities"), with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Optional Securities duly paid by the Company. The Optional Global Securities will be made available for inspection by the Initial Purchasers at the office of Deutsche Bank Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the First Closing Date.

          5. The Company represents and warrants to each Initial Purchaser that:

          (a) The Preliminary Memorandum did not, as of its date, and the Final Memorandum will not, in the form used by the Initial Purchasers to confirm sales of the Securities or as of any Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and its subsidiaries have no material contingent obligations which are not disclosed in the Company's consolidated financial statements included or incorporated by reference in the Memorandum; provided, however, that this
                                                  --------  -------
     representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Initial Purchaser through Deutsche Bank Securities Inc. expressly for use therein;

          (b) The financial statements, and the related notes thereto, included or incorporated by reference in the Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis. The pro forma financial information included in the Memorandum presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

          (c) The Company's only "Significant Subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), are Imedia Corporation, Telegate Ltd. and Combox Ltd.;

          (d) Neither the Company nor any of its Significant Subsidiaries has sustained since March 31,2000 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum; and, since the respective dates as of which information is given in the Memorandum, there has not been any change in the capital stock or long-term debt of the Company, any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Memorandum;

          (e) The Company and its Significant Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets, except as is described in the Memorandum or where the failure thereof would not have a material adverse effect on the earnings, business, management, properties, assets, rights, prospects, results of operations or condition (financial or otherwise) of the Company and its Significant Subsidiaries, taken as a whole (a "Material Adverse Effect");

          (f) Each of the Company and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; each of the Company and its Significant Subsidiaries has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted as described in the Memorandum. Each of the Company and its Significant Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

          (g) The Company has an authorized capitalization as set forth in the Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description of the capital stock of the Company incorporated by reference in the Memorandum. All of the outstanding shares of capital stock of each of its Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. The shares of capital stock of its Significant Subsidiaries held by the Company are owned by the Company free and clear of all liens, encumbrances, equities and claims; and, to the Company's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interest in its Significant Subsidiaries are outstanding;

          (h) The Underlying Securities have been duly authorized and duly reserved in sufficient numbers for issuance by the Company upon conversion of the Securities and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Securities is not and upon issuance will not be subject to any preemptive rights or similar rights;

          (i) As of the First Closing Date, the Indenture will have been duly and validly authorized by the Company and, upon its execution and delivery by the Company, and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and the discretion of the court before which any proceeding therefor may be brought; the Indenture conforms in all material respects to the description thereof in the Memorandum;

          (j) As of the First Closing Date, the Securities will have been duly authorized by the Company, and when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; the Securities conform in all material respects to the description thereof in the Memorandum;

          (k) The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company and each of this Agreement and, as of the First Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company and will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy; the Registration Rights Agreement conforms in all material respects to the description thereof in the Memorandum;

          (l) Neither the offering and sale of the Securities nor the use of the proceeds therefrom will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

          (m) The Company and its Significant Subsidiaries are in compliance in all material respects with all of the provisions of their respective certificates of incorporation or articles of incorporation, as applicable, and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, a violation or default by the Company or any of its Significant Subsidiaries under its certificate of incorporation or articles of incorporation, as applicable, or by-laws or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument, or any judgment, decree or order to which the Company or any of its Significant Subsidiaries is a party or by which they or any of their respective properties is bound which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; the issue and sale by the Company of the Securities and the issuance of the Underlying Securities upon conversion of the Securities and the execution, delivery and performance by the Company of all its obligations under the Operative Agreements and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for any such conflicts, breaches or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the certificate of incorporation or articles of incorporation, as applicable, or by-laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except for any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required (i) under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, (ii) under the Act with respect to the registration of the Securities and the Underlying Securities pursuant to the terms of the Registration Rights Agreement or
     (iii) except where the failure to obtain any such consents, approvals, authorizations, orders, licenses, registrations or qualifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the Securities, none of the offerings by the Company of its securities before or during the Offering is part of the Offering or part of a single plan of financing together with the Offering;

          (n) The statements set forth in the Memorandum (i) under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, (ii) relating to the description of the common stock of the Company (as incorporated by reference in the Memorandum), (iii) under the caption "Certain United States Federal Income Tax Considerations," and (iv) under the caption "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

          (o) Other than as set forth in the Memorandum, there is no action, suit, proceeding or any other litigation pending or, to the best of the Company's knowledge, threatened against the Company or any of its Significant Subsidiaries, or in any other manner relating directly and materially adverse to the Company or any of its Significant Subsidiaries or any of their material properties, in any court or before any arbitrator of any kind or before or by any governmental body which would reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby;

          (p) All licenses, permits, consents, certificates of need, authorizations, certifications, accreditations, franchises, approvals, grants of rights by, or filings or registrations with, any federal, state, local or foreign court or governmental or public body, authority, or other instrumentality or third person (including, without limitation, the Federal Communications Commission (the "FCC")) (any of the foregoing a "License") necessary for the Company and its subsidiaries to own, build, maintain or operate their businesses or properties have been duly authorized and obtained and are in full force and effect except where the failure to be so obtained or in effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof; to the Company's knowledge, no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any License, or which could result in the imposition of any restriction thereon, which is of such a nature or the effect of which would reasonably be expected to have a Material Adverse Effect; no material License is the subject of any pending or, to the best of the Company's knowledge, threatened challenge or revocation which, if such License were revoked, would reasonably be expected to have a Material Adverse Effect;

          (q) The Company and its Significant Subsidiaries are in compliance in all material respects with all applicable laws; the Company and its Significant Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC; the Company is not aware of any event or circumstance constituting noncompliance (or any person alleging noncompliance) with any rule or regulation of the FCC, which such event or circumstance would reasonably be expected to have a Material Adverse Effect;

          (r) The Company is not required to register under the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act").

     Neither the entering into or performance by the Company of this Agreement nor the offering and sale of the Securities violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Commission or any other governmental or public body or authority pursuant to any provisions of such act;

          (s) Each of Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Asset Network Electronics Division of Tyco Electronics Corporation, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (t) Neither the Company nor, to the Company's knowledge, any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy, or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the offering contemplated by the Memorandum;

          (u) None of the Company nor, to the Company's knowledge, any affiliate (as defined in Rule 501(b) of Regulation D) of the Company or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, and, to the Company's knowledge, any affiliate of the Company and any person acting on its or their behalf have complied with and will implement the "offering restrictions" within the meaning of such Rule 902;

          (v) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act;

          (w) Assuming the accuracy of the representations of the Initial Purchasers contained in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

          (x) No relationship, direct or indirect, exists between or among any of the Company and its subsidiaries, on the one hand, and any affiliate, director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the Act or by the rules and regulations enacted thereunder to be described in a registration statement on Form S-3 which is not so described in the Memorandum;

          (y) Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto in accordance with Section 6(c) hereof);

          (z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions of the Company and its subsidiaries are executed in accordance with management's general or specific authorization; (ii) transactions of the Company and its subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets of the Company and its subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and its subsidiaries is compared with existing assets of the Company and its subsidiaries at reasonable intervals and appropriate action is taken with respect to any differences; and

          (aa) Except as set forth in the Memorandum, no holder of any security of the Company (other than holders of the Securities) has any right to request or demand registration of any security of the Company because of the consummation of the transactions contemplated by the Operative Agreements.

          (bb) The Company and its Significant Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Memorandum) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Memorandum) or which are not material in amount. The Company and its Significant Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Memorandum;

          (cc) The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company, and the Company does not know of any actual or proposed additional tax assessments;

          (dd) The Company and each of its subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses. Except as specifically disclosed in the Memorandum, the Company and each of its subsidiaries owns or possesses adequate rights to use all trademarks, trade names, patents, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations currently used in its business as now conducted and, to the Company's knowledge, as proposed to be conducted; and, to the Company's knowledge, neither the Company nor any of its subsidiaries has infringed any trademark, trade name, patent, patent right, mask work, copyright, license, trade secret or other similar right of others, and, except as disclosed in the Memorandum, no written claim has been made against the Company or any of its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which would reasonably be expected to have a Material Adverse Effect. The Company knows of no material infringement by others of any trademark, trade name, patent, patent right, mask work, copyright, license, trade secret or other similar right owned by or licensed to the Company;

          (ee) The Company and each of its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of their respective businesses and the value of their respective properties and as the Company reasonably believes to be customary for companies engaged in similar industries;

          (ff) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

          (gg) The Company confirms as of the date hereof that it is in substantial compliance with all material provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with
                         ----------------------------------------------------
Cuba;
----

          (hh) Except as disclosed to the Underwriters, the Company is not (nor did it permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, other than as described in the Memorandum, taking any of the following actions: (A) solicit, entertain, encourage, initiate or participate in any proposals, or conduct discussions with or engage in negotiations, relating to, (B) provide information with respect to it relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt with regard to, (C) enter into an agreement providing for, or (D) make or authorize any statement, recommendation or solicitation in support of, any possible acquisition of the Company or any of its subsidiaries (whether by merger, purchase of assets, tender offer or otherwise), or any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries;

          (ii) To the best of Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent;

          (jj) The Company's Common Stock is duly and validly registered pursuant to the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company's Common Stock is listed on the Nasdaq National Market;

          (kk) The Company has not at any time during the last four (4) years
(A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

          (ll) (A) Each of the Company and its subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its respective business, (B) neither the Company nor any of its subsidiaries has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Memorandum and is not so disclosed, (C) to the Company's knowledge, neither the Company nor any of its subsidiaries will be required to make future material capital expenditures to comply with existing Environmental Laws, and (D) to the Company's knowledge, no property which is leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et
                                                                         --
seq.), or otherwise designated as a contaminated site under applicable state or
---
local law;

          (mm) There are no outstanding material loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them, except as disclosed in the Memorandum;

          Any certificate signed by any officer of the Company and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

          6. The Company covenants and agrees with each of the several Initial Purchasers as follows:

          (a) to deliver to the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request;

          (b) before distributing any amendment or supplement to the Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object in writing;

          (c) if, at any time prior to the completion of the initial placement of the Securities, any event shall occur as a result of which it is necessary to amend or supplement the Memorandum in order to make the statements therein, in the light of the circumstances when the Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Memorandum to comply with law, to notify you and upon your request, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Memorandum as may be necessary so that the statements in the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Memorandum is delivered to a purchaser, be misleading;

          (d) to use its best efforts (i) to register or qualify the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualifications in effect so long as reasonably required for distribution of the Securities and (ii) to pay all fees and expenses (including reasonable fees and disbursements of counsel for the Initial Purchasers) incurred in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Initial Purchasers may designate; provided that in no event shall the Company be obligated to qualify to do
     --------
     business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

          (e) so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to holders of Securities;

          (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Memorandum under the caption "Use of Proceeds";

          (g) to use its best efforts to cause the Securities to be eligible for The Portal Market of the National Association of Securities Dealers, Inc.;

          (h) to submit an application to have the Underlying Securities listed on the Nasdaq National Market;

          (i) to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Memorandum), consolidated summary financial information of the Company and its Significant Subsidiaries of such quarter in reasonable detail;

          (j) the Company will not resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (k) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated and in addition to any obligations it may have under any other agreements with you and/or your affiliates, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Memorandum and the Final Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including reasonable fees of counsel for the Initial Purchasers and their disbursements), (iv) in connection with the approval for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the designation of the Securities as Portal securities), (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement and the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to Initial Purchasers and dealers of copies of the Memorandum, including mailing and shipping, as herein provided, and (vi) any expenses incurred by the Company in connection with a "road show" presentation to potential investors;

          (l) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act (or any successor thereto);

          (m) not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby;

          (n) not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

          (o) not to engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S under the Act;

          (p) not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities or the Underlying Securities and the Company will take all action that is appropriate or necessary to assure that their offerings of other securities will not be integrated for purposes of the Act with the offerings contemplated hereby;

          (q) to comply with all of the terms and conditions of the Registration Rights Agreement; and

          (r) prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and to enter into any necessary supplemental indentures in connection therewith.

          7. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the First Closing Date and the Optional Securities on each Optional Closing Date, if any, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The representations and warranties of the Company contained herein are true and correct on and as of the First Closing Date or the Optional Closing Date, as applicable, as if made on and as of such date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the applicable Closing Date;

          (b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchasers, shall have furnished to you such written opinion or opinions dated such Closing Date, with respect to such matters as the Initial Purchasers may request;

          (c) Cooley Godward LLP (together with New York counsel satisfactory to the Initial Purchasers with respect to New York law opinions), counsel for the Company, shall have furnished to you their written opinion, dated such Closing Date, in form and substance satisfactory to you, to the effect that:

               (i) the Company is a corporation incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease its properties and conduct its business as described in the Memorandum;

               (ii) to the best of such counsel's knowledge, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business as now conducted as described in the Memorandum so as to require such qualifications, except where the failure to so qualify would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

               (iii) Imedia Corporation is a corporation incorporated and validly existing as a corporation in good standing under the laws of the State of California;

               (iv) the Company has an authorized and outstanding capitalization as set forth in the Memorandum;

               (v) the Securities to be issued and sold by the Company to the Initial Purchasers under this Agreement have been duly and validly authorized by the Company for issuance and conform in all material respects to the description thereof in the Memorandum;

               (vi) the Underlying Securities have been duly and validly authorized and duly reserved in sufficient numbers for issuance by the Company upon conversion of the Securities and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Securities is not and upon issuance will not be subject to any preemptive rights or, to such counsel's knowledge, similar rights;

               (vii) the Indenture has been duly and validly authorized by the Company and conforms in all material respects to the description thereof in the Memorandum;

               (viii) the Registration Rights Agreement has been duly and validly authorized by the Company and, conforms in all material respects to the description thereof in the Memorandum;

               (ix) the issue and sale of the Securities by the Company hereunder and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement that (i) has been filed by the Company with the Commission pursuant to the Act or the Exchange Act, or (ii) the Company has advised such counsel as being material, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Imedia Corporation or any of their respective properties, except for state securities or Blue Sky laws, as to which such counsel need give no opinion;

               (x) to such counsel's knowledge and other than as set forth in the Memorandum, there are no legal or governmental proceedings pending or overtly threatened to which the Company or Imedia Corporation is a party or of which any property of the Company or Imedia Corporation is subject which would reasonably be expected to have a Material Adverse Effect;

                (xi) to such counsel's knowledge, no consent, approval, authorization or order of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, as to which no opinion need be rendered;

                (xii) this Agreement has been duly authorized, executed and delivered by the Company;

                (xiii) the statements set forth in the Memorandum (i) under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities or the Indenture (ii) under the caption "Description of Capital Stock," insofar as they purport to constitute a description of the capital stock of the Company, (iii) under the caption "Certain United States Federal Income Tax Considerations," and (iv) under the caption "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein fairly present such matters in all material respects;

               (xiv) the Company is not an "investment company," as such term is defined in the Investment Company Act;

               (xv) Each document filed by the Company pursuant to the Exchange Act (other than the financial statements, schedules, related notes, other financial data and statistical data derived therefrom, as to which no opinion need be rendered), and incorporated by reference in the Memorandum complied when so filed as to form in all material respects with the Exchange Act and the regulations promulgated thereunder; and

                (xvi) Such counsel has no reason to believe that, as of the Closing Date, the Memorandum or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements, schedules, related notes, other financial data and statistical data derived therefrom, as to which no opinion need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of its date, the Memorandum or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements, schedules, related notes, other financial data and statistical data derived therefrom included in the Memorandum, as to which no opinion need be rendered) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to such statement, check and verification, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check or verification.

          In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than California, the corporate laws of Delaware or federal securities laws on local counsel in such jurisdictions, provided that in each cases such counsel shall state that they believe that they and the Initial Purchasers are justified in relying on such other counsel. Such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States;

          (d) On the date of the Final Memorandum and also at each Closing Date, Ernst & Young LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, and PricewaterhouseCoopers LLP shall have furnished to you a comfort letter, dated the date of the Final Memorandum, in form and substance satisfactory to you.

          (e) (i) Neither the Company or any of its Significant Subsidiaries shall have sustained since March 31, 2000 any loss or interference with its business board's fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum, and (ii) since the respective dates as of which information is given in the Memorandum, there shall not have been any material adverse change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Initial Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Memorandum;

          (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

          (g) On or after the date hereof there shall not have occurred any of the following: (i) since the respective dates as of which information is given in the Memorandum, any Material Adverse Effect, or any Material Adverse Effect is reasonably likely to occur; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (iii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion is reasonably likely to have a Material Adverse Effect; (v) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (vi) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (vi) in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Memorandum; or
     (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States;

          (h) The Company has obtained and delivered to the Initial Purchasers executed copies of a "lock-up" agreement from Zaki Rakib, Selim Rakib and Ray Fritz, substantially to the effect set forth in Exhibit B attached
                                                         ---------
     hereto;
     ------

          (i) The Company shall have furnished or caused to be furnished to you at such Closing Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a), (e)(i) and (ii) and (f) of this Section 7 and as to such other matters as you may reasonably request;

          (j) An application for the listing of additional shares relating to the Underlying Securities shall have been submitted to the Nasdaq National Market;

          (k) On or prior to the applicable Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request; and

          (l) The Company shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.
                                                                   ----------

          The Company agrees that it will use all reasonable efforts to cause its officers, counsel and auditors to deliver the certificates, opinions and letters contemplated by this Section 7 on each Closing Date.

          8.   Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Memorandum or Final Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that
                                                         --------  -------
     the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum or Final Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Deutsche Bank Securities Inc. expressly for use therein.

          (b) Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Memorandum or Final Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Deutsche Bank Securities Inc. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c)  Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each party to this Agreement from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to this Agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the Purchase Price at which the Securities purchased by it and the price of Securities on the front cover of the Final Memorandum exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective obligations as initial purchasers under this Agreement and not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability that the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

          The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its respective officers or directors or any other person controlling Company and (iii) acceptance of and payment for any of the Securities.

          9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          10. If, on any Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in
Schedule I bears to the aggregate principal amount of Securities set forth
----------
opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall
                                                --------
the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on any Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company.
In any such case either the Initial Purchasers or the Company shall have the right to postpone the applicable Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

          11. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Initial

Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

          12. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers, any affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          13. Any action by the Initial Purchasers hereunder may be taken by the Initial Purchasers jointly or by Deutsche Bank Securities Inc. alone on behalf of the Initial Purchasers, and any such action taken by Deutsche Bank Securities Inc. alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o Deutsche Bank Securities Inc., 1 South Street, Baltimore, Maryland 21202; Attention: Equity Syndicate, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050;
Attention: John A. Fore, Esq. Notices to the Company shall be given to it at 2952 Bunker Hill Lane, Santa Clara, CA 95054; Attention: Chief Financial Officer, with a copy to Cooley Godward LLP, One Maritime Plaza, 20/th/ Floor, San Francisco, CA 94111 (telefax: (415) 951-3699), Attention: Karyn S. Tucker, Esq.

          14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

          15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and the Company.

                                 Very truly yours,


                                 TERAYON COMMUNICATION SYSTEMS, INC.


                                 By: /s/ Shlomo Rakib
                                     ------------------
                                     Name: Shlomo Rakib
                                     Title: President and Chief Technical
                                            Officer

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

LEHMAN BROTHERS, INC.

By:  DEUTSCHE BANK SECURITIES INC.


     /s/ Tony Meneghetti
By: __________________________
Name: Tony Meneghetti
Title: Acting Director

                                   SCHEDULE I
                                   ----------

                                                                                   Principal
                                                                                   Amount of
                                                                                   Optional
                                                              Principal          Securities to
                                                            Amount of Firm        be Purchased
                                                            Securities to         if Election
              Initial Purchaser                             be Purchased          Exercised
----------------------------------------------------   --------------------- -----------------
Deutsche Bank Securities Inc........................          $325,000,000           $48,750,000
Lehman Brothers, Inc................................           175,000,000            26,250,000
         Total......................................          $500,000,000           $75,000,000
                                                              ============           ===========

                                   EXHIBIT A
                                   ---------
                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B
                                   ----------

                           FORM OF LOCK-UP AGREEMENT